UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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Shutterfly, Inc.
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On May 26, 2015, Shutterfly, Inc. issued the following investor presentation, which was also posted to the Press Releases section of the Shutterfly, Inc. website at ir.shutterfly.com/releases.cfm.

SHUTTERFLY INC

CREATING VALUE FOR ALL STOCKHOLDERS

Investor Presentation

May 2015

Safe Harbor Disclaimer

This presentation contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events, including statements about Shutterfly's business plans, financial performance and trends in the markets in which it competes for 2015 and beyond. You can identify these statements by the use of terminology such as "believe," "expect," "will," "should," "would," "guidance," "estimate," "future," "vision," "long-term" or similar forward-looking terms. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as to management's plans, assumptions and expectations as of the date of this presentation. These forward-looking statements are predictions of future events that involve risks and uncertainties that may cause actual results to vary materially from those predicted. The risks and uncertainties that may cause actual results to differ from those predicted include, among others, economic downturns and the general state of the economy; Shutterfly's ability to expand its customer base and increase sales to existing customers; Shutterfly's ability to execute on its strategic plan and restructuring activities, including building Shutterfly 3.0; Shutterfly's ability to successfully integrate acquired businesses and assets; Shutterfly's ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff its operations; the impact of seasonality on the business; Shutterfly's ability to develop new and innovative products and services on a timely and cost-effective basis; Shutterfly's ability to meet production requirements; unforeseen changes in expense levels; competition; volatility in Shutterfly's stock price; the actions of activist investors and the cost and disruption of responding to those actions, including the effect of the proxy contest on Shutterfly's relationships with its stockholders and other constituencies and on Shutterfly's ongoing business operations. Please refer to the "Risk Factors" section of Shutterfly's filings with the Securities and Exchange Commission, including Shutterfly's most recent Form 10-K and 10-Q, which are available at www.sec.gov, for more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. The company assumes no obligation to update or revise any forward-looking statements except as may be required by applicable law.

This presentation also includes non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin and free cash flow. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided at the end of this presentation. The method we use to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. We believe that these non-GAAP financial measures provide useful information about our core operating results and thus are appropriate to enhance the overall understanding of our past financial performance and our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends and performance. Management uses these non-GAAP financial measures to evaluate our financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for, or superior to comparable financial measures determined in accordance with GAAP. Management strongly encourages you to review our financial statements as filed in our Form 10-Ks and 10-Qs in their entirety and to not rely on any single financial measure.

Agenda

- Proven Track Record of Value Creation
- Clear Vision for Continued Success
- The Right Board and Leadership to Execute on our Vision
- Setting the Record Straight About Marathon's Proxy Fight
- Conclusions and Recommendations

Voting For Long-term Value Creation

Proven Track Record of Value Creation

- ✓ 57 consecutive quarters of revenue growth
- ✓ Eight consecutive years of adjusted EBITDA growth
- ✓ Grew free cash flow by more than 74%, revenue and adjusted EBITDA at compound annual rate of 29% and market cap by 5x since 2006 IPO

Clear Vision for Growth

- ✓ Building Shutterfly 3.0, an initiative to combine businesses and platforms, reduce expenses, expand margins and improve customer experience
- ✓ Operating in a large and underpenetrated market
- ✓ Leveraging highly valuable and loyal customer base of over 9 million

Dedicated to Creating Sustained Value

- ✓ More than 200% total shareholder return (TSR) since 2006 IPO under current management
- ✓ Repurchased $160 million of Shutterfly stock (>3.5 million shares at <$46 per share) in the past 15 months and completed/announced a total of $400 million in repurchases

Performance & Opportunity

Another Record Year for Revenue, Adjusted EBITDA and Free Cash Flow


($ In Millions)
$900
$600
$300
$0
$200
$150
$100
$50
$0
Annual Revenue
Adjusted EBITDA
Free Cash Flow
2008
2009
2010
2011
2012
2013
2014

Stockholder Return

September 2006 – May 2015*


SHUTTERFLY
+203%
NASDAQ
+123%
Russell 2000
+71%
Dow
+55%
2007
2009
2011
2013
2015

*Yahoo! Finance

Leading and Extending Market Share


Shutterfly 59%
snapfish.com 10%
Walgreen 9%
Walmart 7%
Costco 5%
CVS 3%
Apple iPhoto 3%
dotPhoto 3%
Other 15%

9.2 Million Transacting Customers

~10% Penetration of Target Market

(In Thousands)


27% CAGR
649
900
1219
1725
2357
2789
3281
4069
5388
7062
8094
9206
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014

Source: InfoTrends: Consumer & Professional Imaging Report (July 2013)

* Includes MyPublisher revenues

SHUTTERFLY INC

Shutterfly Then & Now

SHUTTERFLY INC

THEN 2005	NOW 2015
1 Brand	7 Brands + Enterprise
103 Employees	2000 Employees
6% Market Share	68% Market Share
$84M Revenue	$1,053M Revenue*
$100M Market Value	$1.8B Market Value

(* Mid-point of guidance)

Transforming the way consumers think about capturing, sharing and preserving memories through innovation



4 Billion
prints sold
123 Peta bytes
of data
Memories Preserved
25 Billion
Customers Delighted
21 Million

Shutterfly is Executing on a Plan to Create Significant, Sustainable Long-term Value

Shutterfly is making critical investments designed to drive long-term growth and competitiveness. We believe Marathon's Board slate would seek to slow or stop these investments, jeopardizing significant value creation benefits for all stockholders, including:

- Sustainable revenue growth
- Return of adjusted EBITDA margins >20%
- Capital expenditures decreasing to 7-8% of revenue
- FCF and adjusted EBITDA growing faster than revenue
- Increased minimum target <u>FCF per share</u> in 2017 for executive compensation purposes to at least 50% growth over FCF per share in 2015*ŧ

* FCF defined as adjusted EBITDA less capex. Estimate is preliminary and subject to approval after completion of 2016 budgeting process in early 2016.

ŧ 15% target disclosed in definitive proxy statement was a baseline figure recommended by advisors due to preliminary nature of estimate.

Marathon's Proxy Fight Creates Risk & Uncertainty

- The Shutterfly Board and management have a **proven track record** and are critical to delivering long-term stockholder value
- Marathon has nominated three people for the Shutterfly Board, two of whom are **inexperienced and unqualified** and own an insignificant amount of Shutterfly stock; Shutterfly has already agreed to add Mario Cibelli and another mutually acceptable, qualified candidate to the Shutterfly Board
- Marathon has offered **no coherent plan for operating Shutterfly or creating long-term stockholder value**
- Marathon's allegations and analysis regarding Shutterfly's operating performance, corporate governance and recent strategic sale process are **incorrect and misleading**
- Marathon's proxy fight creates risk of management attrition, distraction from execution and **significant value destruction** for Shutterfly stockholders

There is no constructive purpose to removing any Shutterfly Board members

Shutterfly has Engaged Constructively and Responsibly with Marathon

Shutterfly's Proactive Actions:	***Marathon's Position:***
✓ Offered two Board seats, including positions on key committees; one for Mario Cibelli, and one for a mutually acceptable, qualified candidate, while expanding the Shutterfly Board by only one seat to 10	X Declined all offers and insists on installing three candidates, two of which are inexperienced and unqualified
✓ Made meaningful changes to our compensation plan and added a FCF per share metric at Marathon's request	X Rejected the FCF per share metric that they themselves asked for and demanded an unusual 100% "at-risk" CEO compensation plan that ISS has advised us is ineffective
✓ Implemented a significant, balanced share repurchase plan	X Recommends large increases in buybacks likely financed by leverage and reduced investment in Shutterfly's future
✓ Reduced by 21% the requested shares for its equity incentive program	X Rejects equity incentive program entirely, which will result in turnover and require a dramatic increase in cash compensation to attract/retain key employees
✓ Offered to make available to stockholders a universal proxy card to maximize flexibility to vote for directors nominated by Shutterfly and some nominated by Marathon	X Refused to agree to this high standard of corporate governance, thereby reducing stockholder flexibility in voting for directors

PROVEN TRACK RECORD of VALUE CREATION

SHUTTERFLY INC

Proven Track Record of Value Creation

Revenue
(in millions)



36% CAGR
$31
$54
$84
$123
$187
$213
$246
$308
$473
$641
$784
$922
2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014

Shutterfly Cumulative Revenue
1999 to 2014: $4.1 billion
2010 to 2014: $2.8 billion (~68% of total)

Transacting Customers
(in thousands)



27% CAGR
649
900
1,219
1,725
2,357
2,789
3,281
4,069
4,864
5,814
7,031
9,206
2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014

Shutterfly 2014 Transacting Customers
9.2 million Transacting Customers
~10% Penetration of Target Market

Adjusted EBITDA
(in millions)



180
160
140
120
100
80
60
40
20
0
37% CAGR
$5
$11
$15
$21
$33
$38
$50
$67
$84
$128
$150
$167
17%
20%
18%
17%
18%
18%
20%
22%
18%
20%
19%
18%
2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014
Adjusted EBITDA
Adjusted EBITDA Margin%

Free Cash Flow
(in millions)



74% CAGR since going public
41% CAGR
$2
$3
$4
$0
($2)
$16
$33
$45
$50
$67
$75
$77
2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014

SHUTTERFLY INC

Comparison to US e-Commerce Leaders


2015E Revenue Growth and EBITDA Margin
for Top e-Commerce Companies
Revenue Growth Y/Y
Average: 13%
28%
Zulily
23%
Netflix
15%
Amazon
14%
SFLY
13%
Vistaprint
5%
Blue Nile
3%
Groupon
EBITDA Margin
Average: 13%
31%
eBay
19%
SFLY
16%
Vistaprint
10%
Groupon
9%
Amazon
7%
Netflix
3%
Blue Nile
4%
Zulily

*Peer group: Raymond James estimates, April 2015. Shutterfly figures reflect midpoint of guidance; EBITDA margin excludes impact of non-recurring restructuring charges.

Our Family of Premium Lifestyle Brands

SHUTTERFLY INC

Shutterfly

Where your photos come to life in photo books, cards and gifts.

tinyprints

Premium cards and stationery for all life's occasions.

WEDDING PAPER DIVAS™

Wedding invitations and stationery for every step of the planning process.

thislife

All your photos and videos organized in one place. Find, share, enjoy.

GROOVE BOOK

A great way to print, share and preserve your mobile photos month after month.

My PUBLISHER

Customized photo books to tell your story and share the memories.

BL BORROWLENSES ONLINE CAMERA GEAR RENTAL

The Internet's premier destination for photographic and video equipment rentals.

Scale Matters

U.S. Online Photo Industry
Reported & Estimated 2014 Revenue Totals



$ Millions
900
800
700
600
500
400
300
200
100
0
SHUTTERFLY INC
photobucket
picaboo
Picasa
blurb
snapfish by hp
zazzle
flickr
Mixbook
minted.
cafe press

Track Record of Winning Against Large Incumbents

Shutterfly has consistently beaten large consumer incumbents entering the online photo space through a relentless focus on:

Customers

Superior Quality

Innovation


SONY
2007
YAHOO!
2007
AMERICAN GREETINGS
2011
Kodak
2012
FUJIFILM
2013

Well Positioned to Capitalize on Massive Total Available Market…

Millions of Memories to Share and Preserve with Shutterfly


Stationery
$5B
Greeting Cards
$8B
Calendars
$5B
Photo Gifts
$1B
Prints
$5B
Photo / Year / Scrapbooks
$8B
SHUTTERFLY INC
tinyprints
WEDDING PAPER DIVAS
MyPUBLISHER


2+ million U.S. Weddings /Year
4 million U.S. Births /Year
41 million active youth sports participants
50 million U.S. elementary-aged children
80 million U.S. families with children under 18

$30B+ US Market with only ~10-15% Online Penetration Today

Sources: Company Estimates, including information from Infotrends, Mintel, PMA

CLEAR VISION
for
CONTINUED SUCCESS

SHUTTERFLY INC

Evolving Our Consumer Business for the Next Leg of Growth: Shutterfly 3.0


SHUTTERFLY 3.0
Key Building Blocks
Baby
Kids
School
Prom
Graduation
Travel
Engagement
Wedding
Pets
Reunion
Family
Highly Engaging Best-In-Class Web App
Memories + Commerce
Highly Engaging Best-In-Class Mobile App
Memories + Commerce
Next Generation Back-End and Media Platform
Scaleable, Flexible, Performance
Intelligent Algorithms and Features
SHUTTERFLY INC
Winning Solution

- Building a world-class memory management system connected to the smartest personalized e-commerce solution
  - Direct integration
  - Consolidation of mobile apps
  - Intelligent features
- Expected Benefits:
  - Greater user engagement
  - Attract new customers
  - Increased monetization and revenue growth over time
  - Improved margin profile
- In early stages of 6-8 quarter process

Shutterfly 3.0: one service, one site, one set of apps, one well-known brand

Vertical Integration Enhances Competitive Position and Operational Efficiency


Shakopee, MN
INC
Phoenix & Tempe, AZ
Fort Mill, SC


Investment in Manufacturing
Increased Product Innovation and Quality Control
Superior Quality and Value Proposition
High Customer Satisfaction
High Customer Loyalty and Orders
Scale & Scope Economies
Optimized Manufacturing Strategy

To supplement our three owned and operated production facilities we outsource manufacturing to more than 30 partners to reduce capital intensity

Leveraging Existing Capabilities to Create New Shutterfly Business Solutions (SBS)

- Organic creation of a new business that leverages our assets more effectively
- Variable Print-on-Demand solutions for Fortune 1000 companies
- Multi-channel campaign management platform
- Traditional DM expertise blended with cutting-edge technological capabilities
- 73% growth in Enterprise/SBS revenues in Q1 2015

Solution



BRE/BRC
Direct Mail
CAMPAIGN MANAGEMENT
Web Survey
Shutterfly
E-Mail Campaign
PURL Generation
OUTPUT CHANNELS
INPUT CHANNELS
PURL
24
Call Center
SMS/TXT

Key Clients

at&t
HONDA
LOWE'S
UNITEDHEALTH GROUP
LEXUS
DELL
KOHL'S
MGM GRAND

What the Future Holds...

Our investments in Shutterfly 3.0, our vertically integrated manufacturing capability and our SBS offering combine to offer tremendous opportunity:

- Sustainable revenue growth
- Return of adjusted EBITDA margins to >20%
- Capital expenditure requirements decreasing to 7-8% of revenue
- FCF and adjusted EBITDA growing faster than revenue
- Increased minimum target FCF per share in 2017 for executive compensation purposes to at least 50% growth over FCF per share in 2015*ŧ

* FCF defined as adjusted EBITDA less capex. Estimate is preliminary and subject to approval after completion of 2016 budgeting process in early 2016.

ŧ 15% target disclosed in definitive proxy was a baseline figure recommended by advisors due to preliminary nature of estimate.

The RIGHT BOARD and LEADERSHIP to EXECUTE on OUR VISION

SHUTTERFLY INC

Committed to Strong Corporate Governance

Independent Leadership and Oversight

- All directors except CEO are independent
- Separate Chairman/ CEO roles
- Two new experienced independent directors in past 24 months
- All directors possess highly relevant experience and knowledge

Executive Compensation Best Practices

- Compensation Committee comprised of all independent directors
- Annual Board review of compensation practices
- Emphasis on performance-based and long-term equity incentives
- Strong CEO/Board stock ownership guidelines (CEO owns > $3.5 million)
- Prohibitions on hedging and pledging
- Annual advisory vote on compensation

Stockholder Engagement & Alignment

- Track record of proactive, ongoing shareholder dialogue
- 6 of 9 Board members beneficially own >$1 million in Shutterfly shares and 4 of 9 beneficially own >$2 million
- Jim White and his partners at Sutter Hill Ventures: collective holdings of >$14 million of Shutterfly shares

Shutterfly's Board is Independent, Engaged and Accountable

A Strong , Experienced Board



SFLY beneficial ownership = $2.5M

Philip Marineau (Chairman)
- 40 year global consumer marketing veteran
- Partner at LNK Partners since 2008
- Former President and CEO of Levi Strauss, & Co. from 1999 to 2006, Pepsi-Cola North America and Dean Foods Co.
- Director on the Boards of Kaiser Permanente (Chairman of Finance and Compensation Committees), Meredith Corp. (Chairman of Audit Committee), and Georgetown University



SFLY beneficial ownership = $18.5M

Jeffrey Housenbold (President & CEO)
- 10 years of experience as SFLY's CEO
- Since IPO in 2006 has led SFLY to 57 consecutive quarters of revenue growth, market cap expansion of 5x and increased free cash flow by more than 74%
- Drives the strategic direction and growth of SFLY, with a successful track record
- Delivered ~200% TSR since becoming CEO
- Advisor to KKR
- Director on the Boards of Groupon and Chegg



SFLY beneficial ownership = $1M

Eric Keller
- Former Chief Operating Officer of Kleiner Perkins Caufield & Byers from 2008 to 2014
- Former CEO of private financial software company, Movaris, and CFO of four technology companies
- Named one of the "100 Most Influential People in Finance" by Treasury & Risk Magazine in 2006
- Member of the board of directors of Infusionsoft



SFLY beneficial ownership = $722k

Stephen Killeen
- CEO of The CarbonNeutral Company
- More than 25 years of experience in high-profile positions for consumer, financial and technology companies
- Former President of Fidelity Online, President of TerraLycos, President and CEO of Raging Bull
- Has served on the Boards of Switchboard, Lycos Europe and Molecular and Marketing Services Group
- Led two companies that received Deloitte & Touche's Fast 50 Award



SFLY beneficial ownership = $426k

Ann Mather
- Member of the board of directors for Google, Glu Mobile Inc., MGM Holdings Inc., and Netflix Inc.
- Formerly the Executive Vice President and Chief Financial Officer of Pixar from 1999 to 2004
- Prior to Pixar, held senior financial executive positions with Village Roadshow and Disney
- Independent trustee to the Dodge & Cox Funds board of trustees since May 2011



SFLY beneficial ownership = $3.5M

Nancy Schoendorf
- Managing Partner with Mohr, Davidow Ventures since 1993
- 30 years of industry experience in engineering and executive positions with focus on software and services
- Spent 10 years at Hewlett-Packard, served as an officer and vice president of R&D and product development
- Formerly director of systems software development at Sun Microsystems



SFLY beneficial ownership = $1.4M

Brian Swette
- More than 25 years of international marketing, strategy and general management experience
- Director on the Boards of Jamba, Inc. and Care.com
- Former Non-Executive Chairman of Burger King
- Formerly the Chief Operating Officer of eBay, oversaw its expansion internationally and into new product categories



SFLY beneficial ownership = $2.5M

Jim White
- Managing Director with Sutter Hill Ventures
- Investments focused on consumer facing, enterprise application and infrastructure solutions
- Currently serves on the boards of directors of Glassdoor.com, Object Reservoir, Satmetrix, SilverRail Technologies and Streetline Networks
- Formerly held positions within Macromedia Inc., Silicon Graphics and Hewlett-Packard



SFLY beneficial ownership = $426k

Michael Zeisser
- Chairman US Investments for Alibaba Grp.
- Creator and former overseer of Liberty Media's Digital Commerce Group, grew the business to generate revenues of $1.5B
- Formerly a partner at McKinsey & Company, where he cofounded and led the firm's Internet Practice
- Serves on the board of directors of XO Group and Sympoz
- Previously served on the boards of Trip Advisor, IAC/InterActiveCorp, QVC Inc., GSN and Sling Media

SETTING the RECORD STRAIGHT about MARATHON'S PROXY FIGHT

SHUTTERFLY INC

Setting the Record Straight on…

1. Management Compensation and Incentives
2. Board Alignment
3. Capital Allocation and M&A
4. Operating Performance
5. Stock Price Performance

Responding to Stockholder Feedback on Executive Compensation

Based on feedback from stockholders, an independent compensation consultant and other third-party experts, the Compensation Committee has made a number of important program adjustments beginning in 2014

Most Common Changes Following a Failed Say on Pay Vote



Change in Metrics or Weighting 26
Shift towards performance based equity 21
Reduce overall target pay/position 18
Add or strengthen clawback 18
Peer group modification 17
Change to stock ownership guidelines 14
Anti-hedging/pledging policy 13
Change in LTIP performance period 11
Add double trigger 11
Eliminate overlapping metrics 10

Since 2014, Shutterfly's Board has made 9 of the 10 changes above. The 10th – adding a double trigger – was already in place.

Source: Equilar

2015 CEO PBRSU Grant

Following the pause in the strategic sale process in November 2014, extenuating circumstances caused the Shutterfly Board to accelerate the 2015 RSU and PBRSU award to CEO Jeffrey Housenbold

- The Shutterfly Board had cause for concern about its ability to retain its CEO due to inbound solicitations
- The Shutterfly Board also recognized that the value of the CEO's compensation package, relative to incentives vesting after February 2016, did not provide sufficient retentive power in the competitive Silicon Valley marketplace
- Despite its knowledge that such an action would be unpopular with certain stockholders, the Shutterfly Board took thoughtful and decisive action to retain the CEO's services, which the Shutterfly Board believed to be in the best interest of ALL stockholders
- The Shutterfly Board also believes retaining its CEO was a critical step to maintain stability in Shutterfly's management team

Proactively Addressing Executive Compensation

Based on feedback from stockholders, an independent compensation consultant and other third-party experts, the Compensation Committee established the following guidelines for Shutterfly's 2015 and 2016 executive compensation program:

- Modified 2015 CEO compensation plan: increased adjusted EBITDA threshold to low end of guidance consistent with past practices and increased 100% plan payout target by $21 million to the mid-point of revenue guidance of $1.05 billion
- **Reduce by 45%** the 2016 CEO long-term incentive grant value, to $8 million
- Increase ratio of performance-based vs. other long-term grants to 60% / 40%
- Set maximum performance-based grant payout at 150% of the target
- Tie 75% of performance-based grants to **FCF per share** on both a two- or three-year performance period
- Set 2017 threshold FCF per share targets of **at least 50% higher** than FCF per share in 2015
- Tie 25% of performance-based grants to total stockholder return (TSR) over three-year period, relative to an appropriate index
- **Reduce by 21%** the total number of shares authorized for awards in 2016 and 2017 to approximately 1.9 million, compared to 2.4 million for 2014 and 2015

New guidelines reflect stockholder views, balance best practices in performance-based compensation with competitive package to retain key management

Free Cash Flow Per Share Metric

Shutterfly defines FCF as adjusted EBITDA less capex…


Adjusted EBITDA Historically Tracks Cash Flow From Operations (CFFO)
200
100
0
2011
2012
2013
2014
Adjusted EBITDA
Capex
FCF
CFFO*

Marathon's view of FCF is different…and includes non-cash items

- Marathon's calculation penalizes our FCF with non-cash stock compensation, which goes against commonly accepted definitions of the metric while also "double-penalizing" Shutterfly for stock issuances
- Marathon simplistically adds all reported cash and non-cash interest expense from the recent convertible debt offering, penalizing FCF with total interest expense of $16.7M, when in fact actual cash interest was materially lower at only $1.1M due to the 0.25% cash coupon on the convertible debt
- Marathon also uses tax expense rather than cash taxes in its calculation, disregarding that in 2014 Shutterfly had a tax benefit due to losses and tax planning

*Cash Flow from Operating Activities as reported in the company's Consolidated Statement of Cash Flows

PBRSU Targets

If Shutterfly achieves $1.1B in revenue, $50M above midpoint of February guidance:



$50M
Incremental Revenue
~40% Margin
$20M
Incremental Adjusted EBITDA
~9x Adjusted EBITDA
$180M*
Incremental Enterprise Value

$180 million increase in Enterprise Value creates ~$5 million incremental PBRSU expense

* Estimate derived from applying 9x multiple, which is consistent with Shutterfly's historical valuation, with an assumed price of $47 share price and 2015 adjusted EBITDA at the midpoint of current guidance

SBC & the Importance of Talent

Shutterfly views stock-based compensation (SBC) as a critical tool for attracting and retaining employees.

- We are based in Silicon Valley, which is experiencing historic competition for executive and engineering talent
- The Shutterfly Board has reduced share dilution over time and this year is further reducing our new share authorization request by 21%
- We also continue to gradually diversify our base of operations (e.g., Phoenix, New York and Haifa, Israel) to broaden our exposure to talent outside of Silicon Valley

Shutterfly's request to authorize the addition of 1.9 million shares to our EIP for 2016 and 2017 is critical to executing on our vision for growth and value creation. Absence of these shares would require minimum annual cash compensation increase of $25 million.

Shutterfly's Nominees are Highly Qualified Leaders

Responsible Stewards of the Ongoing Execution of Shutterfly's Vision for Growth

Jeffrey Housenbold
President and Chief Executive Officer



SHUTTERFLY INC
President, CEO, Director

ebay
Former Vice President, Business Development and Internet Marketing

SFLY beneficial ownership = $18.5M

Chegg — Director
GROUPON — Director
KKR — Advisor

- President, Chief Executive Officer and Director since January 2005
- Has led Shutterfly through a period of dramatic transformation and revitalization, continued market share gains and sustained revenue growth, delivering
- Spent more than 20 years in the consumer industry in senior roles at large, complex companies
- Valuable director with deep knowledge of all aspects of Shutterfly's business and drive for innovation and excellence

Stephen J. Killeen



Fidelity — Former President
The Carbon Neutral Company — CEO
WorldWinner — Former President, CEO
terra lycos — Former President

SFLY beneficial ownership = $722k

Switchboard — Director
LYCOS — Director

- More than 25 years of experience in high-profile positions for consumer, financial and technology companies
- Significant knowledge of Internet and e-commerce business models
- Led two companies that received Deloitte & Touche's Fast 50 Award
- His considerable public company board experience greatly contributes to the Shutterfly Board's overall effectiveness

Committees:
✓ **Compensation (Member)**

James N. White



SUTTER HILL VENTURES
Managing Director

glassdoor — Director
object reservoir — Director

SFLY beneficial ownership = $2.5M

SILVERRAIL — Director
Satmetrix — Director
STREETLINE — Director

- Extensive experience with technology development and consumer products companies
- Impressive investor focused on consumer facing, enterprise application and infrastructure solutions
- Formerly held positions within Macromedia Inc., Silicon Graphics and Hewlett-Packard
- Deep venture capital experience provides important contributions to Shutterfly's Board and participation on the Audit Committee

Committees:
✓ **Audit (Member), Governance (Member)**

Marathon’s Inexperienced and Unqualified Nominees

Mario D. Cibelli

- Managing Member of Marathon Partners Equity Management, LLC
- Previous: Gabelli Asset Management Company, Prudential Securities and Robotti & Company
- Has never served on a public or private company board
- **Rejected Shutterfly settlement offers, including latest offer of two Board seats for him and mutually acceptable, qualified candidate**

Thomas D. Hughes

- Partner of Cedar Grove Investments, LLC
- **No experience serving on public company boards**
- Brings no experience that is not already well-represented on the Shutterfly Board
- Currently serves as a director and investor in private companies that compete with Shutterfly
- **Minimal share ownership:** owns approx. 150 shares

Marwan Fawaz

- Founder and Principal of Sarepta Advisors, LLC
- Named director of Synacor, Inc, a micro-cap cable industry supplier in 2011. Since the company went public in 2012 and today the company’s shares trade at less than half the IPO price
- Chief technology officer of Charter Communications which filed for bankruptcy in 2009 during his tenure
- **Minimal share ownership:** owns approx. 145 shares

The Facts About Marathon's Quest for Board Seats

- Marathon owns 5.4% of Shutterfly's common stock but is seeking three seats, replacing 33% of the Shutterfly Board, including the CEO Jeffrey Housenbold
- However, we have made multiple offers to add Mario Cibelli to the Shutterfly Board in recognition of Marathon's status as a 5%+ stockholder. Our latest offer included two Board seats: Mario Cibelli and a mutually acceptable, qualified candidate
- Contrary to Marathon's claims, Shutterfly's current Board has substantial stock ownership:
  - 6 of 9 Board members beneficially own more than $1 million in Shutterfly shares
  - 4 of 9 beneficially own more than $2 million in Shutterfly shares
  - Jeffrey Housenbold owns more than $3.5 million in Shutterfly shares
  - Jim White and his partners at Sutter Hill Ventures collectively own more than $14 million in Shutterfly shares
- Shutterfly's Board is engaged, accomplished and possess extensive, relevant experience
- Marathon's two additional nominees lack significant public company board and relevant industry experience
- Marathon has offered no coherent plan for operating Shutterfly or creating long-term stockholder value
- If elected, we believe Marathon's nominees would seek to slow critical investments in the business, reduce management's ability to compete for talent and repurchase more shares

Board Supports Efficient Capital Allocation Strategy

- $400 million of authorized common stock repurchases
- Shutterfly has repurchased ~$160 million in common stock in the last 15 months at an average price of $45.29 per share
- The Shutterfly Board supports additional future common stock repurchases as part of its ongoing capital allocation decision process

10+ Year Track Record of Disciplined Acquisitions

CONSOLIDATION* ~$490M
~ 1.7x TTM Rev; ~9.4x TTM EBITDA

GROOVE BOOK	2014
My PUBLISHER	2013
Kodak Gallery	2012
PENGUIN DIGITAL	2012
see here FUJIFILM	2012
AMERICAN GREETINGS photoworks	2011
tinyprints	2011
WEDDING PAPER DIVAS	2011
ImageStation	2007
YAHOO! PHOTOS	2007

ADJACENCIES ~$48M
~ 1.2x TTM Rev; ~3x TTM EBITDA

BL BORROWLENSES	2013
nexo	2008
CustomAbility	2007

ENTERPRISE ~$8M
~ 0.3x TTM Rev; ~6x TTM EBITDA

	2013
WMSG Inc.	2010

TECH TUCK-INS ~$28M

thislife	2012
Photoccino	2012
(tiny)	2009
Memory Matrix	2005

M&A APPROACH

- Long-term track record of successful M&A
- Diverse approach – Identify targets that build and sustain competitive advantage
- Accretive: Track record of buying at/below Shutterfly trading multiple
- Disciplined framework:
  - ✓ Strategic value
  - ✓ Synergies
  - ✓ Right valuation
  - ✓ Ability to integrate

* Consolidation transactions include stock acquisitions of active companies, asset purchases and customer list acquisitions

The Facts About Operating Performance

Marathon suggests our earnings quality is declining based on GAAP EBIT contribution. Their analysis ignores critical facts:

- Shutterfly embarked on a growth investment cycle in 2012, consistently telling stockholders that profitability would expand beginning in 2016; we are on track with this plan

- During the investment period, Shutterfly has seen consistent, steady organic customer activity, as well as overall growth to record highs in orders and transacting customers in 2014

- Shutterfly continues to deliver record financial performance:
  - Record revenue and adjusted EBITDA in 2014
  - Outperformance relative to our guidance in Q1 2015
  - Increased revenue and adjusted EBITDA outlook for 2015

Our core business is healthy and growing

The Facts About Our Stock Price

Marathon has focused on Shutterfly's stock performance over the recent period of investments in future growth. Our recent financial performance indicates these investments are beginning to yield results, and we expect more to come.

Shutterfly Stock Performance Over Time*

	SFLY	DOW	NASDAQ	Russell 2000
YTD	13.0%	1.2%	6.3%	2.8%
1 Year	13.5%	8.5%	19.1%	9.0%
2 Year	-3.9%	17.1%	44.3%	24.2%
5 Year	100.8%	81.7%	126.8%	95.4%
Since IPO Sept 06	202.9%	54.5%	122.8%	70.7%

Our stock performance has outpaced relevant indices over the long term as well as the last year and current year to date. YTD and one-year performance reflects strong financial results as well as share repurchase activity. Our long-term track record speaks for itself.

*As of close of market 5/26/2015

Commitment to Maximizing Stockholder Value

- In 2014, following receipt of inbound interest in a potential transaction, the Shutterfly Board conducted a robust and structured strategic sale process that included:
  - Active supervision by all independent Board members, including an independent M&A committee with independent counsel to evaluate inbound interest and conduct an open process
  - Hiring of a "top-of-table" M&A advisor, which contacted over 25 potential strategic and financial buyers
  - Presentations to over 15 interested parties during the summer of 2014 by a management team that strongly supported the Shutterfly Board's review of a potential strategic transaction
- During that time, Marathon implored the Board to reject outright any offer below $58 per share
- The Shutterfly Board paused the process in Q4 2014 when it received no actionable proposals above $50 per share, and continued active discussions in January 2015 through April 2015 after potential buyers reviewed the Q4 holiday period results; these potential buyers declined to submit a new proposal or meaningfully improve their prior inadequate proposal
- Marathon believes a potential buyer of Shutterfly is waiting in the wings if Shutterfly cannot deliver on its value-creation plan; we believe that Marathon's faith in a "mystery buyer" is misinformed and is dangerous because it risks misleading Shutterfly stockholders to believe that a sale of Shutterfly in the short term at a significant premium is likely to result from the removal of three directors, including CEO Jeffrey T. Housenbold
- However, the Shutterfly Board remains open to engaging in discussions with any serious buyer

Marathon (10/12/14): "…offers for Shutterfly below $58 per share indicate a lack of seriousness…and should be rejected outright."

CONCLUSIONS
&
RECOMMENDATIONS

SHUTTERFLY INC

Conclusions & Recommendations

Shutterfly's Board Nominees are Superior to the Marathon Slate

Executive Compensation Initiatives Meaningfully Address Stockholder Concerns

Downsized SBC Program is Vital to Our Growth and Competitiveness

Accomplished, Engaged Board Dedicated to Strong Corporate Governance

Demonstrated Track Record of Performance and a Clear Vision for Growth

Vote the WHITE Proxy Card

APPENDIX

SHUTTERFLY INC

RECONCILIATION OF NON-GAAP ITEMS

Shutterfly, Inc.
Reconciliation of GAAP to Non-GAAP Balances
(In thousands)
(Unaudited)
March 31, 2015

	Year ended Dec. 31, 2003	Year ended Dec. 31, 2004	Year ended Dec. 31, 2005	Year ended Dec. 31, 2006	Year ended Dec. 31, 2007*	Year ended Dec. 31, 2008*	Year ended Dec. 31, 2009	Year ended Dec. 31, 2010	Year ended Dec. 31, 2011	Year ended Dec. 31, 2012	Year ended Dec. 31, 2013	Year ended Dec. 31, 2014
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA												
GAAP net income (loss)	$2,044	$3,709	$28,932	$5,798	$9,578	$3,660	$5,853	$17,127	$14,048	$22,998	$9,285	($7,860)
Add back:												
Interest expense	392	471	367	266	179	273	157	42	64	597	9,446	16,732
Interest and other income, net	(9)	(81)	103	(2,387)	(5,515)	(2,898)	(814)	(482)	(35)	(42)	(308)	(508)
Tax Provision	68	258	(24,060)	3,942	6,134	1,571	3,514	8,088	1,314	17,160	3,635	(2,119)
Depreciation and amortization	2,761	3,769	6,246	10,525	17,384	24,211	25,122	23,429	22,316	29,424	43,888	64,885
Amortization of intangible assets	-	379	276	222	412	1,827	2,072	2,543	12,136	20,685	30,968	33,867
Stock-based compensation expense	169	2,191	3,310	2,300	4,686	9,750	14,273	16,366	33,870	37,322	53,528	61,762
Non-GAAP Adjusted EBITDA	**$5,425**	**$10,696**	**$15,174**	**$20,666**	**$32,858**	**$38,394**	**$50,177**	**$67,113**	**$83,713**	**$128,144**	**$150,442**	**$166,759**
Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA and Free Cash Flow												
Net cash provided by (used in) operating activities	$9,113	$13,067	$18,606	$23,485	$42,192	$47,040	$53,890	$76,161	$63,248	$151,381	$147,268	$166,488
Interest expense	392	471	367	266	179	273	157	42	64	597	9,446	16,732
Interest and other income, net	(9)	(81)	103	(2,387)	(5,515)	(2,898)	(814)	(482)	(35)	(42)	(308)	(508)
Tax provision	68	258	(24,060)	3,942	6,134	1,571	3,514	8,088	1,314	17,160	3,635	(2,119)
Changes in operating assets and liabilities	(4,094)	(2,910)	(3,447)	(699)	(4,185)	(7,978)	(7,435)	(15,014)	13,066	(43,762)	(2,226)	(4,360)
Other adjustments	(45)	(109)	23,605	(3,941)	(5,947)	386	865	(1,682)	6,056	2,810	(7,373)	(9,474)
Non-GAAP Adjusted EBITDA	**$5,425**	**$10,696**	**$15,174**	**$20,666**	**$32,858**	**$38,394**	**$50,177**	**$67,113**	**$83,713**	**$128,144**	**$150,442**	**$166,759**
Less: Purchases of property and equipment	(3,674)	(7,400)	(10,858)	(19,330)	(31,881)	(18,220)	(13,764)	(14,961)	(23,561)	(48,229)	(59,210)	(68,495)
Less: Capitalized technology & development costs				(1,351)	(3,112)	(4,527)	(3,891)	(7,405)	(10,050)	(12,528)	(15,760)	(21,748)
Free cash flows	**$1,751**	**$3,296**	**$4,316**	**($15)**	**($2,135)**	**$15,647**	**$32,522**	**$44,747**	**$50,102**	**$67,387**	**$75,472**	**$76,516**
Reconciliation of Net Income (Loss) per Share to Non-GAAP Net Income (Loss) per Share												
GAAP net income (loss)	$2,044	$3,709	$28,932	$5,798	$9,578	$3,660	$5,853	$17,127	$14,048	$22,998	$9,285	($7,860)
Add back interest expense related to:												
Amortization of debt discount	-	-	-	-	-	-	-	-	-	-	7,002	11,726
Amortization of debt issuance	-	-	-	-	-	-	-	-	-	-	705	1,179
0.25% coupon	-	-	-	-	-	-	-	-	-	-	469	750
Tax effect	-	-	-	-	-	-	-	-	-	-	(2,300)	(2,900)
Net GAAP net income (loss)	**$2,044**	**$3,709**	**$28,932**	**$5,798**	**$9,578**	**$3,660**	**$5,853**	**$17,127**	**$14,048**	**$22,998**	**$15,161**	**$2,895**
GAAP diluted shares outstanding	1,574	2,231	4,609	10,331	26,273	25,787	26,810	29,249	35,007	37,432	39,493	39,894
Add back: Dilutive effect of convertible notes	-	-	-	-	-	-	-	-	-	-	-	-
Non-GAAP diluted shares outstaning	**1,574**	**2,231**	**4,609**	**10,331**	**26,273**	**25,787**	**26,810**	**29,249**	**35,007**	**37,432**	**39,493**	**39,894**
GAAP net income (loss) per share	**$ 0.36**	**$ 0.14**	**$ 0.22**	**$ 0.56**	**$ 0.36**	**$ 0.14**	**$ 0.22**	**$ 0.59**	**$ 0.40**	**$ 0.61**	**$ 0.24**	**$ (0.20)**
Non-GAAP net income (loss) per share	**$ 0.36**	**$ 0.14**	**$ 0.22**	**$ 0.56**	**$ 0.36**	**$ 0.14**	**$ 0.22**	**$ 0.59**	**$ 0.40**	**$ 0.61**	**$ 0.38**	**$ 0.07**
Net Revenue	**$31,395**	**$54,499**	**$83,902**	**$123,353**	**$186,727**	**$213,480**	**$246,432**	**$307,707**	**$473,270**	**$640,624**	**$783,642**	**$921,580**
EBITDA Margin %	**17.3%**	**19.6%**	**18.1%**	**16.8%**	**17.6%**	**18.0%**	**20.4%**	**21.8%**	**17.7%**	**20.0%**	**19.2%**	**18.1%**
Total Customers	**649**	**900**	**1,219**	**1,725**	**2,357**	**2,789**	**3,281**	**4,069**	**4,864**	**5,814**	**7,031**	**9,206**